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                                                                   EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference into the Company's Registration Statement on Form S-8 filed on December 4, 1997 pertaining to the Amended and Restated 1996 Equity Incentive Plan of: (i) our report dated June 13, 1997, with respect to the financial statements of AutoCyte, Inc. as of December 31, 1996 and for the period November 21, 1996 through December 31, 1996 and (ii) our report dated June 13, 1997, with respect to the financial statements of the Cytology and Pathology Automation Business of Roche Imaging Analysis Systems, Inc., as of December 31, 1994 and 1995 and for each of the two years ended December 31, 1995 and for the period January 1, 1996 through November 21, 1996 included in the Registration Statement (Form S-1 No. 333-30227) and related Prospectus of AutoCyte, Inc., filed with the Securities and Exchange Commission.



                                                     /s/ Ernst & Young LLP


Raleigh, North Carolina
December 3, 1997